SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                                FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


                           January 23, 2004
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
               ----------            ------            ----------

            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                       Federal Way, Washington 98063-9777
                    (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

TABLE OF CONTENTS

Item 12.  Results of Operations and Financial Condition
            ---------------------------------
   SIGNATURES
   ----------

Item 12.  Results of Operations and Financial Condition

On January 23, 2004, Weyerhaeuser Company issued a press release as follows:

    FEDERAL WAY, Wash.-- Weyerhaeuser Company (NYSE: WY) today reported fourth quarter net earnings of $92 million, or 41 cents per share, on net sales of $5.1 billion. This compares with $126 million, or 57 cents per share, on net sales of $4.7 billion for the fourth quarter of 2002.


    Fourth quarter 2003 earnings include the following after-tax items:

* A charge of $29 million, or 14 cents per share, for closure of facilities.
* A charge of $17 million, or 8 cents per share, for integration and restructuring activities.
* A charge of $5 million, or 2 cents per share, associated with the settlement of litigation.
* A gain of $40 million, or 18 cents per share, on the sale of timberlands in Tennessee and the Carolinas.

    Fourth quarter 2002 earnings include the following after-tax items:

* Gains of $95 million, or 42 cents per share, on the sale of timberlands in Washington state net of costs associated with the closure of related Wood Products and Timberlands operations, a reduction in depreciation resulting from an adjustment to the preliminary purchase price allocation for the Willamette acquisition and the benefit from insurance proceeds covering a business disruption.
* Charges of $57 million, or 26 cents per share, for the termination of the former MacMillan Bloedel pension plan for U.S. employees, acquisition and integration of Willamette Industries and the closure of other facilities.

    Net sales in 2003 were $19.9 billion compared with $18.5 billion in 2002. For the full year 2003, Weyerhaeuser reported net earnings of $277 million, or $1.25 per share, compared with $241 million, or $1.09 per share for the full year 2002.

    Significant 2003 accomplishments:

* Reduced Weyerhaeuser Company debt, excluding Real Estate and Related
       Assets, by approximately $1.1 billion to $11.6 billion. Total company debt, which includes Real Estate and Related Assets, was reduced by approximately $1.1 billion to $12.5 billion at year-end. Weyerhaeuser continues to make excellent progress toward achieving its target financial ratios.
* Captured $300 million in synergies from the Willamette acquisition in half the projected time.
    -- Sold approximately 444,000 acres of non-strategic timberlands.
    -- Reduced capital spending, excluding Real Estate and Related Assets, to approximately $626 million, a 35 percent decrease from $960 million the prior year.
    -- Continued to rationalize the company's manufacturing system by closing
       12 facilities. In addition, Weyerhaeuser significantly improved the productivity of its remaining manufacturing operations.

    "Thanks to the hard work of our employees, during 2003 we successfully completed the integration of Willamette, captured the synergies and continued to reduce debt despite very challenging economic conditions," said Steven R. Rogel, chairman, president and chief executive officer. "Continuing consolidation and a changing customer base are driving significant changes within the forest products industry. These changes underscore the importance of the strategies we pursued in 2003 to aggressively reduce costs, increase productivity, and maintain strong relationships with our customers and suppliers. We're pleased with the progress we made this year, but we recognize that we must constantly improve if we are going to successfully respond to these market challenges.

    "In 2004, we plan to become even more efficient and to continue working closely with customers to meet their needs," Rogel said. "This will mean developing the most productive manufacturing system in the industry. We'll also continue reducing debt and maximizing our return on assets to position Weyerhaeuser to compete successfully in our evolving industry."


     SUMMARY OF FOURTH QUARTER FINANCIAL HIGHLIGHTS

     Millions (except per share data)	4Q 2003	4Q 2002	Change
     Net earnings                             $92	   $126	($34)
     Earnings per share	                    $0.41	  $0.57   ($0.16)
     Net sales	                         $5,145	 $4,718	$427

     SUMMARY OF 2003 FINANCIAL HIGHLIGHTS

     Millions (except per share data)	2003  	2002	      Change
     Net earnings                    	$277	       241	        $36
     Earnings per share                  $1.25	     $1.09	      $0.16
     Net sales	                     $19,873     $18,521	     $1,352

     SEGMENT RESULTS FOR FOURTH QUARTER 2003
     (Contributions to Pre-Tax Earnings)

     Millions	                      4Q 2003	    4Q 2002	      Change
     Timberlands	                         $185	       $300	       ($115)
     Wood Products	                   $111	       ($75)        $186
     Pulp and Paper	                   ($67)	  $86	       ($153)
     Containerboard, Packaging
      and Recycling	                    $32	       $114	        ($82)
    Real Estate and Related Assets      	$109	        $81	         $28

     TIMBERLANDS
	                                  4Q 2003	     3Q 2003	 Change
     Contribution to earnings
      (millions)	                         $185	       $143          $42


    Excluding the pre-tax gain of $61 million in the fourth quarter on the sale of non-strategic timberlands in Tennessee and the Carolinas, fourth quarter earnings were down slightly from third quarter. Stronger log prices and improved export markets in the West were offset by lower seasonal fee harvest and lower domestic sales volumes. Log prices in the South remained flat, but lower seasonal fee harvest caused a reduction in earnings.
    First quarter earnings are expected to be higher than the fourth quarter
-- adjusted for the sale of non-strategic timberlands in the fourth quarter
-- due to higher domestic log sales volumes and prices in the West, and higher planned fee harvest in the South.

     WOOD PRODUCTS
	                                      4Q 2003     3Q 2003	    Change
     Contribution to earnings
      (millions)	                             $111        $151	     ($40)

     The net reduction in earnings from the third quarter was due primarily due to volatile prices for wood products. Prices increased for oriented strand board and plywood before declining sharply late in the quarter. Declines in Western lumber prices, lower volumes and higher raw material costs reduced lumber results. Higher OSB prices negatively affected margins for engineered wood products. The late quarter decline in structural panel prices negatively affected earnings in the company's building products distribution centers. Wood Products recognized pre-tax charges of $13 million in the fourth quarter compared with $31 million in the third quarter for the closure of facilities. The segment also incurred $22 million in countervailing and anti-dumping duties and related costs on Canadian softwood lumber the company sold into the United States in the fourth quarter. This compares to $25 million in the third quarter. For the year, Weyerhaeuser incurred
$97 million in countervailing and anti-dumping duties.
    First quarter results are expected to be lower than fourth quarter due primarily to price decreases in lumber and structural panels. The company expects the Canadian softwood lumber issue to continue to affect earnings.

     PULP AND PAPER
	                                   4Q 2003	3Q 2003	    Change
     Contribution (charge)
      to earnings (millions)	              ($67)	   ($18)	      ($49)

    A weak paper market combined with pre-tax charges of $30 million associated with the closure of the paper machine at Longview, Wash., resulted in significantly lower earnings compared with the prior quarter. Paper prices were slightly lower during the quarter. To balance supply to demand, the paper business took 96,000 tons of market-related downtime during the quarter. Pulp earnings were steady as higher pulp prices were mostly offset by higher manufacturing costs.
    First quarter losses are expected to narrow from fourth quarter due to increased demand for fine paper and improving softwood pulp prices.

     CONTAINERBOARD, PACKAGING AND RECYCLING
	                                      4Q 2003	 3Q 2003	     Change
     Contribution to earnings (millions)  	$32	     $42	      ($10)

    Excluding pre-tax charges of $40 million in the third quarter associated with the closure of facilities and settlement of litigation, fourth quarter earnings were down $50 million from third quarter. Prices for boxes and containerboard declined through the quarter. Packaging volumes declined seasonally, but were higher than levels a year ago. Manufacturing costs rose modestly during the quarter. The mills took 71,000 tons of market-related downtime to adjust production to the seasonal decline in shipments.
    Earnings in the first quarter are expected to be down slightly due primarily to higher raw material costs for old corrugated containers (OCC). This is expected to be partially offset by anticipated containerboard price increases late in the quarter. Volumes should improve seasonally and year-over-year. Increases in operating rates are expected to result in lower manufacturing costs.

     REAL ESTATE AND RELATED ASSETS
	                                       4Q 2003	  3Q 2003    	Change
     Contribution to earnings (millions)   	$109  	$97	         $12

    A continued strong housing market, low interest rates and a quarterly record for closings produced increased earnings from the prior quarter.
    Continued strong markets are expected to produce first quarter earnings that are comparable to fourth quarter. The company currently has a backlog of approximately six months of homes sold, but not closed.

    OTHER
    The company will hold a live conference call at 7 a.m. PST (10 a.m. EST) on Jan. 23 to discuss the fourth quarter results.
    To access the conference call, listeners calling from within North America should dial 1-888-221-5699 at least 15 minutes prior to the start of the conference call. Those wishing to access the call from outside North America should dial 1-706-643-3795. Supporting slides are available at http://www.weyerhaeuser.com by clicking "Listen to Our Webcast and View Supporting Slides." Replays of the call will be available for one week following completion of the live call and can be accessed at 1-800-642-1687 (access code 4861240) within North America and at 1-706-645-9291 (access code 4861240) from outside North America.

    Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2003, sales were $19.9 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com .

    This news release contains statements concerning the company's future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these forward looking statements can be identified by the use of forward-looking terminology such as "expects," "may," "will," "believes," "should," "approximately," anticipates," "estimates," and "plans," and the negative or other variations of those terms or comparable terminology or by discussions of strategy, plans or intentions. In particular, some of these forward-looking statements deal with expectations regarding debt reduction, continued savings, increasing productivity in the manufacturing system, management of asset base, the company's markets in the first quarter; and expected earnings and performance of the company's business segments during the first quarter. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various U.S. business segments; energy prices; performance of the company's manufacturing operations; the successful execution of internal performance plans; the level of competition from domestic and foreign producers; the effect of forestry, land use, environmental and other governmental regulations; fires, floods and other natural disasters; and legal proceedings. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the U.S. dollar to the Euro and the Canadian dollar; and restrictions on international trade or tariffs imposed on imports, including the countervailing and dumping duties imposed on the company's softwood lumber shipments from Canada to the United States. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

    WEYERHAEUSER COMPANY
    STATISTICAL INFORMATION  (unaudited)

    CONSOLIDATED EARNINGS (1)        Q1              Q2              Q3
                               March    March   June    June    Sept.   Sept.
      (in millions)              30,     31,     29,     30,     28,     29,
                                2003    2002    2003    2002    2003    2002
    Net sales and revenues:
      Weyerhaeuser (2)         $4,169  $3,595  $4,498  $4,501  $4,650  $4,422
      Real estate and related
       assets                     445     396     432     421     534     468
    Total net sales and
     revenues                   4,614   3,991   4,930   4,922   5,184   4,890

    Costs and expenses:
      Weyerhaeuser:
        Costs of products
         sold                   3,322   2,831   3,611   3,519   3,598   3,576
        Depreciation,
         amortization and fee
         stumpage                 321     264     313     311     320     304
        Selling expenses          107     103     111     116     117     116
        General and
         administrative
         expenses                 231     186     232     231     249     201
        Research and
         development expenses      12      12      12      13      10      11
        Taxes other than
         payroll and income
         taxes                     47      38      48      53      45      48
        Charges for
         integration and
         restructuring             29       2      25      23      24      17
        Charges for closure of
         facilities                22      27      12      28      48      --
        Other operating costs,
         net  (3) (4)              37       4    (205)    (27)     16      19
                                4,128   3,467   4,159   4,267   4,427   4,292
      Real estate and related
       assets:
        Costs and operating
         expenses                 330     291     316     317     406     359
        Depreciation and
         amortization               3       2       2       1       3       1
        Selling expenses           24      21      25      24      27      23
        General and
         administrative
         expenses                  14      10      14      11      15      14
        Taxes other than
         payroll and income
         taxes                      1       1       1       1      --       1
        Other operating costs,
         net                       (7)     (8)     --       2       2       6
                                  365     317     358     356     453     404
    Total costs and expenses    4,493   3,784   4,517   4,623   4,880   4,696

    Operating income              121     207     413     299     304     194

    Interest expense and other:
      Weyerhaeuser:
        Interest expense
         incurred (5)            (208)   (178)   (205)   (222)   (200)   (214)
        Less interest
         capitalized                5       4       6      16       3      16
        Equity in income
         (loss) of affiliates      (5)     (4)      3      (2)     (3)     (6)
        Interest income and
         other                      6       5       6       6       3       9
      Real estate and related
       assets:
        Interest expense
         incurred                 (14)    (13)    (13)    (13)    (13)    (12)
        Less interest
         capitalized               14      13      13      13      13      12
        Equity in income of
         Unconsolidated
            entities                5       6       7       6      11      10
        Interest income and
         other                     11       6       8       8       6      11
    Earnings before income
     taxes and cumulative
     effect of a change in
     accounting principle         (65)     46     238     111     124      20
    Income taxes                   22     (16)    (81)    (39)    (42)     (7)
    Earnings before cumulative
     effect of a change in
     accounting principle         (43)     30     157      72      82      13
    Cumulative effect of a
     change in accounting
     principle, net of
     applicable taxes of $6 (6)   (11)     --      --      --      --      --
    Net earnings (loss)          $(54)    $30    $157     $72     $82     $13

    Basic and diluted net
     earnings (loss) per share:
      Net earnings (loss)
       before cumulative
       effect of a change in
       accounting principle    $(0.19)  $0.14   $0.71   $0.32   $0.37   $0.06
      Cumulative effect of a
       change in accounting
       principle                (0.05)     --      --      --      --      --
      Net earnings (loss)      $(0.24)  $0.14   $0.71   $0.32   $0.37   $0.06

    Dividends paid per share    $0.40   $0.40   $0.40   $0.40   $0.40   $0.40

    WEYERHAEUSER COMPANY
    STATISTICAL INFORMATION  (unaudited)

    CONSOLIDATED EARNINGS (1)                   Q4            Year ended
       (in millions)                     Dec. 28, Dec. 29, Dec. 28, Dec. 29,
                                           2003    2002      2003     2002
    Net sales and revenues:
       Weyerhaeuser (2)                   $4,527  $4,253  $17,844  $16,771
       Real estate and related assets        618     465    2,029    1,750
    Total net sales and revenues           5,145   4,718   19,873   18,521

    Costs and expenses:
       Weyerhaeuser:
         Costs of products sold            3,547   3,285   14,078   13,211
         Depreciation, amortization and
          fee stumpage                       353     335    1,307    1,214
         Selling expenses                    122     115      457      450
         General and administrative
          expenses                           238     229      950      847
         Research and development
          expenses                            17      16       51       52
         Taxes other than payroll and
          income taxes                        45      39      185      178
         Charges for integration and
          restructuring                       25      30      103       72
         Charges for closure of
          facilities                          45      40      127       95
         Other operating costs,
          net (3) (4)                        (92)   (135)    (244)    (139)
                                           4,300   3,954   17,014   15,980
       Real estate and related assets:
         Costs and operating expenses        464     359    1,516    1,326
         Depreciation and amortization         3       7       11       11
         Selling expenses                     31      22      107       90
         General and administrative
          expenses                            20      13       63       48
         Taxes other than payroll and
          income taxes                         1       1        3        4
         Other operating costs, net           (4)     (1)      (9)      (1)
                                             515     401    1,691    1,478
    Total costs and expenses               4,815   4,355   18,705   17,458

    Operating income                         330     363    1,168    1,063

    Interest expense and other:
       Weyerhaeuser:
         Interest expense incurred (5)      (202)   (207)    (815)    (821)
         Less interest capitalized             5      14       19       50
         Equity in income (loss) of
          affiliates                          (1)     (1)      (6)     (13)
         Interest income and other             2       8       17       28
       Real estate and related assets:
         Interest expense incurred           (13)    (15)     (53)     (53)
         Less interest capitalized            13      15       53       53
         Equity in income of
          unconsolidated
             entities                         (3)      9       20       31
         Interest income and other             8       8       33       33
    Earnings before income taxes and
     cumulative effect of a change in
     accounting principle                    139     194      436      371
    Income taxes                             (47)    (68)    (148)    (130)
    Earnings before cumulative effect of
     a change in accounting principle         92     126      288      241
    Cumulative effect of a change in
     accounting principle, net of
     applicable taxes of $6 (6)               --      --      (11)      --
    Net earnings (loss)                      $92    $126     $277     $241

    Basic and diluted net earnings (loss)
     per share:
       Net earnings (loss) before
        cumulative effect of a change in
        accounting principle               $0.41   $0.57    $1.30    $1.09
       Cumulative effect of a change in
        accounting principle                  --      --    (0.05)      --
       Net earnings (loss)                 $0.41   $0.57    $1.25    $1.09

    Dividends paid per share               $0.40   $0.40    $1.60    $1.60

    (1) Certain reclassifications have been made to conform prior period data with the current presentation.

    (2) The first, second, third and fourth quarters of 2003 include charges of $24 million, $26 million, $25 million, and $22 million, respectively, or a total of $97 million for the year for countervailing and anti-dumping duties and related costs. 2002 first quarter includes $13 million of charges for countervailing and anti-dumping duties and related costs and a credit of $18 million for the reversal of countervailing and anti-dumping duties accrued in 2001. The 2002 second quarter includes $7 million of charges for countervailing and anti-dumping duties and related costs, a credit of $29 million for the reversal of charges accrued in 2001 and a credit of $13 million for charges accrued in the first quarter of 2002. The 2002 third and fourth quarters include charges of $31 million and $26 million, respectively, for countervailing and anti-dumping duties and related costs. The 2002 impact of countervailing and anti-dumping duties and related costs is a net charge of $17 million which includes current year charges of $64 million and $47 million of credits related to the reversal of charges accrued in 2001.

    (3) 2003 first, second, third and fourth quarters include net foreign exchange gains (losses) of $35 million, $47 million, ($4) million, and $30 million, respectively, for a total net gain of $108 million for the year. 2002 includes $33 million in net foreign exchange gains. Gains of $8 million, $27 million and $14 million are included in the first, second and fourth quarters, respectively. A loss of $16 million is included in the third quarter.

    (4) The first quarter of 2003 includes a $79 million charge for a lawsuit involving the market for Pacific Northwest alder logs. 2003 second quarter includes a $144 million gain on the sales of timberlands in Washington state and a $25 million gain for the settlement of an insurance claim relating to the Cemwood litigation. 2003 third quarter includes a $23 million charge associated with the settlement of a class action linerboard antitrust lawsuit. 2003 fourth quarter includes a $61 million gain on the sales of timberlands in Tennessee and the Carolinas and an $8 million charge associated with the settlement of litigation related to workers compensation claims. 2002 fourth quarter includes a $117 million gain on the sale of timberlands in Washington state.

    (5) 2002 first quarter includes a $35 million charge to write off debt issue costs in connection with the refinancing of debt in connection with the acquisition of Willamette Industries.

    (6) Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, was adopted as of the beginning of 2003. Results for 2002 were not impacted by the change in accounting principle.

    WEYERHAEUSER COMPANY
    STATISTICAL INFORMATION  (unaudited)

                                      Q1              Q2              Q3
    Net sales and revenues      March   March    June    June    Sept.   Sept.
    (in millions):                30,     31,     29,     30,     28,     29,
                                 2003    2002    2003    2002    2003    2002
    Timberlands:
      Raw materials (logs,
       timber and chips)         $203    $142    $213    $184    $212    $193
      Other products               21      19      24      21      18      18
                                  224     161     237     205     230     211
    Wood Products:
      Softwood lumber             752     692     846     901     890     845
      Plywood and veneer          174     158     182     203     228     195
      Oriented strand board,
       composite and other
       panels                     257     240     331     320     445     217
      Hardwood lumber              80      76      86      81      75      72
      Engineered lumber
       products                   254     253     308     315     329     324
      Raw materials (logs,
       timber and chips)           81     106      82     129      72     120
      Other products              174     176     221     198     213     184
                                1,772   1,701   2,056   2,147   2,252   1,957
    Pulp and Paper:
      Pulp                        309     280     321     297     333     300
      Paper                       596     416     546     563     530     590
      Coated groundwood            36      30      32      30      39      32
      Liquid packaging board       47      40      52      51      50      37
      Other products               10       6       7      10       6       8
                                  998     772     958     951     958     967
    Containerboard, Packaging
     and Recycling:
      Containerboard               77      73      81      90      73     101
      Packaging                   879     758     922     935     898     909
      Recycling                    60      48      63      51      60      67
      Bags                         20      10      20      20      19      22
      Other products               33      10      35      34      40      28
                                1,069     899   1,121   1,130   1,090   1,127

    Real Estate and Related
     Assets                       445     396     432     421     534     468

    Corporate and Other           106      62     126      68     120     160

                               $4,614  $3,991  $4,930  $4,922  $5,184  $4,890


    Contribution (charge)             Q1              Q2              Q3
     to earnings(1):            March   March    June    June    Sept.   Sept.
     (in millions)                30,     31,     29,     30,     28,     29,
                                 2003    2002    2003    2002    2003    2002

    Timberlands (2)              $149    $107    $300    $162    $143    $133
    Wood Products (3) (4) (5)    (150)      9     (53)     64     151     (18)
    Pulp and Paper (6) (7)         10       1      (7)    (15)    (18)     10
    Containerboard, Packaging
     and Recycling (8) (9)         80      58     108      75      42      88
    Real Estate and Related
     Assets (10)                   95      91      91      79      97      85
    Corporate and Other  (11)
     (12) (13)                    (46)    (46)     (2)    (48)    (94)    (80)
                                 $138    $220    $437    $317    $321    $218

    WEYERHAEUSER COMPANY
    STATISTICAL INFORMATION  (unaudited)

    Net sales and revenues (in millions):       Q4           Year ended
                                         Dec. 28, Dec. 29, Dec. 28, Dec. 29,
                                           2003     2002     2003     2002
    Timberlands:
       Raw materials (logs, timber
        and chips)                          $207    $254     $835     $773
       Other products                         26      39       89       97
                                             233     293      924      870
    Wood Products:
       Softwood lumber                       793     748    3,281    3,186
       Plywood and veneer                    239     178      823      734
       Oriented strand board, composite
        and other panels                     469     251    1,502    1,028
       Hardwood lumber                        79      77      320      306
       Engineered lumber products            288     256    1,179    1,148
       Raw materials (logs, timber and
        chips)                                86     117      321      472
       Other products                        210     160      818      718
                                           2,164   1,787    8,244    7,592
    Pulp and Paper:
       Pulp                                  342     319    1,305    1,196
       Paper                                 510     594    2,182    2,163
       Coated groundwood                      33      34      140      126
       Liquid packaging board                 49      51      198      179
       Other products                         14      10       37       34
                                             948   1,008    3,862    3,698
    Containerboard, Packaging and
     Recycling:
       Containerboard                         73      86      304      350
       Packaging                             845     864    3,544    3,466
       Recycling                              64      63      247      229
       Bags                                   21      23       80       75
       Other products                         39      20      147       92
                                           1,042   1,056    4,322    4,212

    Real Estate and Related Assets           618     465    2,029    1,750

    Corporate and Other                      140     109      492      399

                                          $5,145  $4,718  $19,873  $18,521

    Contribution (charge) to earnings(1):       Q4           Year ended
       (in millions)                     Dec. 28, Dec. 29, Dec. 28, Dec. 29,
                                           2003     2002     2003     2002
    Timberlands (2)                         $185    $300     $777     $702
    Wood Products (3) (4) (5)                111     (75)      59      (20)
    Pulp and Paper (6) (7)                   (67)     86      (82)      82
    Containerboard, Packaging and
     Recycling (8) (9)                        32     114      262      335
    Real Estate and Related Assets (10)      109      81      392      336
    Corporate and Other  (11) (12) (13)      (34)   (119)    (176)    (293)
                                            $336    $387   $1,232   $1,142

    (1) Certain reclassifications have been made to conform prior period data with the current presentation.

    (2) 2003 second quarter includes a $144 million gain on the sales of timberlands in Washington state. 2003 fourth quarter includes a $61 million gain on the sale of timberlands in Tennessee and the Carolinas. 2002 fourth quarter includes a $117 million gain on the sale of timberlands in Washington state.

    (3) The first, second, third and fourth quarters of 2003 include charges of $24 million, $26 million, $25 million, and $22 million, respectively, or a total of $97 million for the year for countervailing and anti-dumping duties and related costs. 2002 first quarter includes $13 million of charges for countervailing and anti-dumping duties and related costs and a credit of $18 million for the reversal of countervailing and anti-dumping duties accrued in 2001. The 2002 second quarter includes $7 million of charges for countervailing and anti-dumping duties and related costs, a credit of $29 million for the reversal of charges accrued in 2001 and a credit of $13 million for charges accrued in the first quarter of 2002. The 2002 third and fourth quarters include charges of $31 million and $26 million, respectively, for countervailing and anti-dumping duties and related costs. The 2002 impact of countervailing and anti-dumping duties and related costs is a net charge of $17 million which includes current year charges of $64 million and $47 million of credits related to the reversal of charges accrued in 2001.

    (4) The first quarter of 2003 includes a $79 million charge for a lawsuit involving the market for Pacific Northwest alder logs.

    (5) 2003 first, second, third and fourth quarters include costs for the closure of facilities of $22 million, $11 million, $31 million, and $14 million, respectively. 2003 second quarter also includes a charge of $16 million to recognize impairment associated with an impending facility sale that closed in the fourth quarter of 2003. 2002 includes closure costs of $51 million ($17 million in the first quarter and $34 million in the fourth quarter).

    (6) 2002 includes $12 million in net business disruption costs associated with the recovery boiler explosion at the Plymouth, N.C., paper facility. Costs of $22 million and $30 million are included in the second and third quarters, respectively. Net recoveries of $40 million are included in the fourth quarter.

    (7) 2003 second quarter includes $3 million of closure costs. 2003 fourth quarter includes $30 million of closure costs. 2002 fourth quarter results include an $8 million benefit resulting from adjustments to closure reserves established in 2001.

    (8) The third quarter of 2003 includes a $23 million charge associated with the settlement of a class action linerboard antitrust lawsuit.

    (9) 2003 second quarter includes the reversal of an accrual for closure charges of $2 million. 2003 third and fourth quarters include closure costs of $17 million and $1 million, respectively. 2002 includes closure costs of $52 million ($10 million in the first quarter, $28 million in the second quarter and $14 million in the fourth quarter).

    (10) 2003 first quarter includes gains of $8 million for the sale of two office buildings and $10 for the sale of an apartment complex. 2003 second quarter includes a gain of $12 million for the sale of commercial property. 2002 includes $21 million in gains from sales of apartment complexes, including $7 million in the second quarter and $14 million in the third quarter.

    (11) 2003 second quarter includes a $6 million charge to reflect the final settlement in connection with the termination of the former MacMillan Bloedel pension plan for U.S. employees. 2002 results include a $35 million charge in the fourth quarter related to the termination of this pension plan.

    (12) 2003 second quarter includes a $25 million gain for the settlement of an insurance claim relating to the Cemwood litigation. 2003 fourth quarter includes an $8 million charge for the settlement of litigation related to workers compensation claims.

    (13) 2003 results include net foreign exchange gains (losses) of $35 million in the first quarter, $46 million in the second quarter, ($4) million in the third quarter, and $30 million in the fourth quarter, for a net 2003 gain of $107 million. 2002 results include net foreign exchange gains (losses) of $8 million in the first quarter, $27 million in the second quarter, ($17 million) in the third quarter and $14 million in the fourth quarter, for a 2002 net gain of $32 million. These gains and losses result primarily from fluctuations in Canadian and New Zealand exchange rates.

    WEYERHAEUSER COMPANY
    STATISTICAL INFORMATION  (unaudited)


    Third party sales volumes:       Q1              Q2              Q3
                                March   March    June    June    Sept.   Sept.
                                  30,     31,     29,     30,     28,     29,
                                 2003    2002    2003    2002    2003    2002
    Timberlands (millions):
      Raw materials -
       cubic feet                  96      67     110     102     102      91

    Wood Products (millions):
      Softwood lumber -
       board feet               2,175   1,845   2,385   2,262   2,298   2,362
      Plywood and veneer -
       square feet (3/8")         726     624     760     815     744     792
      Composite panels -
       square feet (3/4")         278     308     317     445     313      95
      Oriented strand board -
       square feet (3/8")       1,025     945   1,206   1,095   1,129   1,117
      Hardwood lumber -
       board feet                 106     108     113     113     103     104
      Raw materials -
       cubic feet                 128     143     118     164     112     161

    Pulp and Paper
     (thousands):
      Pulp - air-dry metric
       tons                       623     563     596     618     632     561
      Paper - tons                737     546     690     717     707     749
      Coated groundwood - tons     61      48      55      49      64      55
      Liquid packaging board
       - tons                      60      53      67      61      64      47
      Paper converting - tons     502     375     472     488     478     499

    Containerboard, Packaging
     and Recycling (thousands)
      Containerboard - tons       221     209     233     260     214     283
      Packaging - MSF          17,752  15,001  18,577  19,285  18,545  18,553
      Recycling - tons            593     604     566     552     538     539
      Kraft bags and sacks -
       tons                        25      13      24      26      25      26



    Total production volumes:        Q1              Q2              Q3
                                March   March    June    June    Sept.   Sept.
                                  30,     31,     29,     30,     28,     29,
                                 2003    2002    2003    2002    2003    2002
    Timberlands (millions):
      Logs - cubic feet           182     153     152     191     147     164

    Wood Products (millions):
      Softwood lumber -
       board feet               1,842   1,530   1,825   1,702   1,742   1,728
      Plywood and veneer -
       square feet (3/8")         672     471     557     649     596     638
      Composite panels -
       square feet (3/4")         231     218     252     183     253     235
      Oriented strand board -
       square feet (3/8")       1,011     957   1,051     944   1,061   1,115
      Hardwood lumber -
       board feet                 115      96     111      99     109     107

    Pulp and Paper
     (thousands):
      Pulp - air-dry metric
       tons                       654     607     619     492     604     630
      Paper - tons                757     510     712     667     706     704
      Coated groundwood - tons     62      48      55      60      61      43
      Liquid packaging board
       - tons                      56      63      68      67      72      31
      Paper converting - tons     516     353     479     496     472     502

    Containerboard, Packaging
     and Recycling (thousands)
      Containerboard - tons     1,429   1,250   1,568   1,600   1,512   1,621
      Packaging - MSF          18,977  16,174  19,955  20,521  19,865  19,596
      Recycling - tons          1,528   1,387   1,644   1,588   1,507   1,551
      Kraft bags and sacks -
       tons                        25      13      25      25      23      27

    WEYERHAEUSER COMPANY
    STATISTICAL INFORMATION  (unaudited)


    Third party sales volumes:                    Q4            Year ended
                                           Dec. 28, Dec. 29, Dec. 28, Dec. 29,
                                             2003     2002     2003     2002
    Timberlands (millions):
       Raw materials - cubic feet             105      110      413      370

    Wood Products (millions):
       Softwood lumber - board feet         2,123    2,154    8,981    8,623
       Plywood and veneer - square feet
        (3/8")                                674      672    2,904    2,903
       Composite panels - square feet
        (3/4")                                302      299    1,210    1,147
       Oriented strand board - square
        feet (3/8")                         1,304    1,048    4,664    4,205
       Hardwood lumber - board feet           105      102      427      427
       Raw materials - cubic feet             130      127      488      595

    Pulp and Paper (thousands):
       Pulp - air-dry metric tons             628      636    2,479    2,378
       Paper - tons                           688      730    2,822    2,742
       Coated groundwood - tons                54       58      234      210
       Liquid packaging board  - tons          65       68      256      229
       Paper converting - tons                430      497    1,882    1,859

    Containerboard, Packaging and
     Recycling (thousands)
       Containerboard - tons                  222      231      890      983
       Packaging - MSF                     17,867   17,491   72,741   70,330
       Recycling - tons                       593      597    2,290    2,292
       Kraft bags and sacks - tons             26       28      100       93


    Total production volumes:                     Q4            Year ended
                                           Dec. 28, Dec. 29, Dec. 28, Dec. 29,
                                             2003     2002     2003     2002
    Timberlands (millions):
       Logs - cubic feet                      148      155      629      663

    Wood Products (millions):
       Softwood lumber - board feet         1,704    1,871    7,113    6,831
       Plywood and veneer -
        square feet (3/8")                    586      520    2,411    2,278
       Composite panels -
        square feet (3/4")                    252      228      988      864
       Oriented strand board -
        square feet (3/8")                  1,047    1,033    4,170    4,049
       Hardwood lumber - board feet           106      104      441      406

    Pulp and Paper (thousands):
       Pulp - air-dry metric tons             645      552    2,522    2,281
       Paper - tons                           658      730    2,833    2,611
       Coated groundwood - tons                61       59      239      210
       Liquid packaging board  - tons          65       66      261      227
       Paper converting - tons                415      493    1,882    1,844

    Containerboard, Packaging and
     Recycling (thousands)
       Containerboard - tons                1,494    1,533    6,003    6,004
       Packaging - MSF                     19,033   18,809   77,830   75,100
       Recycling - tons                     1,537    1,566    6,216    6,092
       Kraft bags and sacks - tons             25       28       98       93

    WEYERHAEUSER COMPANY
    STATISTICAL INFORMATION

    CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)
                (in millions)
                                March 30, June 29, Sept. 28, Dec. 28, Dec. 29,
    Assets                        2003      2003     2003     2003     2002

    Weyerhaeuser
      Current assets:
        Cash and short-term
         investments               $59       $47      $57     $171     $115
        Receivables, less
         allowances              1,573    1,671    1,661    1,484    1,413
        Inventories              2,167    2,093    1,959    1,911    1,941
        Prepaid expenses           455      427      436      455      419
              Total current
               assets            4,254    4,238    4,113    4,021    3,888
      Property and equipment    12,228   12,274   12,235   12,243   12,278
      Construction in progress     709      669      514      403      687
      Timber and timberlands
       at cost, less fee
       stumpage charged to
       disposals                 4,450    4,454    4,440    4,287    4,402
      Investments in and
       advances to equity
       affiliates                  538      564      560      603      578
      Goodwill                   3,191    3,224    3,221    3,237    3,131
      Deferred pension and
       other assets              1,337    1,349    1,300    1,311    1,285
                                26,707   26,772   26,383   26,105   26,249

    Real estate and related
     assets                      1,989    2,065    2,064    2,004    1,970

      Total assets             $28,696  $28,837  $28,447  $28,109  $28,219

    Liabilities and Shareholders' Interest

    Weyerhaeuser
      Current liabilities:
        Notes payable and
         commercial paper         $321     $238     $155       $4       $2
        Current maturities of
         long-term debt            595      594       92       90      786
        Accounts payable           975    1,046      975    1,041      983
        Accrued liabilities      1,162    1,192    1,214    1,390    1,223
              Total current
               liabilities       3,053    3,070    2,436    2,525    2,994
      Long-term debt            12,129   11,866   12,120   11,503   11,907
      Deferred income taxes,
       pension, other
       postretirement benefits
        and other liabilities    5,541    5,612    5,632    5,671    5,346
                                20,723   20,548   20,188   19,699   20,247

    Real estate and related assets
      Notes payable and
       commercial paper            115      130      100        1       63
      Long-term debt               764      762      762      893      814
      Other liabilities            466      491      476      407      472
                                 1,345    1,383    1,338    1,301    1,349
      Total liabilities         22,068   21,931   21,526   21,000   21,596

      Shareholders' interest     6,628    6,906    6,921    7,109    6,623

      Total liabilities and
       shareholders' interest  $28,696  $28,837  $28,447  $28,109  $28,219

    STATEMENT OF CASH FLOWS                  Q1           Q2          Q3
                                        March  March  June  June  Sept. Sept.
    SELECTED INFORMATION (unaudited)      30,    31,   29,   30,   28,   29,
       (in millions)                     2003   2002  2003  2002  2003  2002
    (Weyerhaeuser only, excludes real
     estate & related assets)

       Net cash from operations         $(126)   $(90) $397  $379  $557  $268
       Cash paid for property and
        equipment                        (128)   (158) (172) (288) (146) (237)
       Cash paid for timberlands
        reforestation                     (14)    (12)   (5)   (8)   (6)   (6)
       Cash received from issuances of
        debt                                1  13,001    --   100    12    26
       Revolving credit facilities,
        notes and commercial paper
         borrowings, net                  599      30  (333) (150)  166   122
       Payments on debt                  (251) (6,593)  (14)  (97) (509) (159)


    STATEMENT OF CASH FLOWS                     Q4           Year ended
    SELECTED INFORMATION (unaudited)     Dec. 28, Dec. 29, Dec. 28, Dec. 29,
       (in millions)                       2003     2002     2003     2002
    (Weyerhaeuser only, excludes real
     estate & related assets)

       Net cash from operations            $819     $701   $1,647   $1,258
       Cash paid for property and
        equipment                          (146)    (241)    (592)    (924)
       Cash paid for timberlands
        reforestation                        (9)     (10)     (34)     (36)
       Cash received from issuances of
        debt                                 31    1,015       44   14,142
       Revolving credit facilities, notes
        and commercial paper
         borrowings, net                   (750)    (230)    (318)    (228)
       Payments on debt                     (50)  (1,375)    (824)  (8,224)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WEYERHAEUSER COMPANY
                            By  	/s/ Steven J. Hillyard
                            Its:	Vice President and
                                    Chief Accounting Officer


Date:  January 23, 2004